Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

SECOND QUARTER OF FISCAL 2009

Calabasas Hills, CA — July 23, 2009 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the second quarter of fiscal 2009, which ended on June 30, 2009.

Total revenues were $407.9 million in the second quarter of fiscal 2009 as compared to $407.1 million in the prior year second quarter.  Net income and diluted net income per share were $16.6 million and $0.28, respectively.

In the second quarter of fiscal 2009, the Company recorded a $2.6 million pre-tax, non-cash charge resulting from a change in the amount and the structure of the employment agreement with the Company’s Chairman and CEO.  The employment agreement was effective as of June 30, 2009 and replaced a previous agreement.  In addition, the Company recorded a $3.3 million pre-tax charge resulting from a payment to unwind an interest rate collar on a portion of the outstanding balance on the Company’s revolving credit facility.  These charges were partially offset by the realization of $0.7 million in proceeds from a variable life insurance contract, which the Company uses to support its non-qualified deferred compensation plan.  Collectively, these items reduced reported diluted net income per share by approximately $0.04.  Excluding these non-recurring items, net income and diluted net income per share were $19.4 million and $0.32, respectively.

Operating Results

Comparable restaurant sales decreased 3.2% in the second quarter of fiscal 2009 from the second quarter of the prior year.  By concept, comparable restaurant sales decreased 3.0% and 5.4% at The Cheesecake Factory and Grand Lux Cafe, respectively, in the second quarter of fiscal 2009 from the second quarter of the prior year.

“We saw continuing stabilization in comparable restaurant sales in the second quarter and experienced a slight improvement in our guest traffic levels relative to the first quarter,” said David Overton, Chairman and CEO.  “Our team is executing well on our key areas of focus—guest satisfaction, menu development, cost controls and debt reduction—and we made progress in each of these areas during the quarter.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

“Of particular note is our ongoing, steady improvement in guest satisfaction scores at a time when we are streamlining our cost structure.  We are carefully balancing our cost containment efforts so as not to reduce the experience that guests have in our restaurants, and we are pleased with the results that we are delivering in both areas.  We continue to focus on ways to better align our operations with current sales volumes and identified a second round of cost management initiatives that we are already rolling out. Ultimately, these efforts should aid in our goal of rebuilding margins back toward historical levels over time,” concluded Overton.

Development

The Company believes it is unlikely to open any additional new restaurants during the remainder of fiscal 2009 due to postponements by developers of planned opening dates for sites.  The Company anticipates addressing its preliminary development plans for fiscal 2010 when it reports financial results for the third quarter of fiscal 2009 in October, 2009.

Debt Repayment

During the second quarter of fiscal 2009, the Company reduced the balance on its revolving credit facility by $50 million and repaid an additional $25 million early in the third quarter of fiscal 2009.  The current outstanding balance on the Company’s revolving credit facility is $175 million.

Conference Call and Webcast

A conference call to review the Company’s results for the second quarter of fiscal 2009 will be held today at 2:00 p.m. Pacific Time.  The conference call will be broadcast live over the Internet and a replay will be available shortly after the call and continue through August 23, 2009.  To listen to the conference call, please go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the start of the call to register and download any necessary audio software. Click on the “Investors” link on the home page and select the conference call link at the top of the page.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 146 restaurants throughout the U.S. under The Cheesecake Factory® name with an extensive menu of more than 200 items and fiscal 2008 average annual unit sales of approximately $9.8 million.  Grand Lux Cafe®, the Company’s second concept, has 13 units in operation across the U.S. offering a broad menu of more than 150 items and average annual unit sales of approximately $10.6 million in fiscal 2008.  The Company also operates one unit of its newest concept, RockSugar Pan Asian Kitchen®, and two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  For more information, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will” and “would,” and similar expressions that are intended to identify forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  In particular, forward-looking statements regarding the Company’s restaurant sales trends, continued progress in guest satisfaction, menu development, cost control and debt reduction, the impact of cost containment efforts on guest satisfaction, and the effectiveness of additional cost management initiatives are subject to risks and uncertainties due to macro national and regional economic and credit market conditions, unemployment rates, public safety conditions, adverse weather and other factors outside of the Company’s control that impact consumer confidence and spending.  Forward-looking statements regarding the number and timing of the Company’s planned new restaurant openings are subject to additional risks and uncertainties due to the conditions discussed above and other factors outside of the Company’s control, including factors that are under the control of government agencies, landlords and others.  The Company is also subject to risks and uncertainties related to the economic condition of suppliers, vendors and other third parties providing goods or services to the Company.  Forward-looking statements speak only as of the dates on which they are made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission, which are available at sec.gov.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

Consolidated Statements of Operations

	13 Weeks Ended		13 Weeks Ended		26 Weeks Ended		26 Weeks Ended
	June 30, 2009		July 1, 2008		June 30, 2009		July 1, 2008
	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue
Revenues	$407,944	100.0%	$407,134	100.0%	$800,738	100.0%	$800,937	100.0%
Costs and expenses:
Cost of sales	99,284	24.3%	104,540	25.7%	197,370	24.6%	205,279	25.6%
Labor expenses	135,143	33.1%	133,192	32.7%	268,383	33.5%	265,715	33.2%
Other operating costs and expenses	99,259	24.3%	96,243	23.6%	201,013	25.1%	192,141	24.0%
General and administrative expenses	26,075	6.5%	20,211	5.0%	47,485	5.9%	40,554	5.1%
Depreciation and amortization expenses	18,755	4.6%	18,361	4.5%	37,358	4.7%	36,454	4.5%
Preopening costs	469	0.1%	4,619	1.1%	2,189	0.3%	7,105	0.9%
Total costs and expenses	378,985	92.9%	377,166	92.6%	753,798	94.1%	747,248	93.3%
Income from operations	28,959	7.1%	29,968	7.4%	46,940	5.9%	53,689	6.7%
Interest expense	(7,459)	(1.8)%	(4,080)	(1.0)%	(12,489)	(1.6)%	(7,619)	(0.9)%
Interest income	101	—	596	0.1%	309	—	1,118	0.1%
Other (expense)/income, net	630	0.1%	61	—	455	0.1%	(114)	—
Income before income taxes	22,231	5.4%	26,545	6.5%	35,215	4.4%	47,074	5.9%
Income tax provision	5,662	1.3%	7,444	1.8%	8,627	1.1%	13,644	1.7%
Net income	$16,569	4.1%	$19,101	4.7%	$26,588	3.3%	$33,430	4.2%

Basic net income per share	$0.28		$0.29		$0.45		$0.50
Basic weighted average shares outstanding	59,337		65,474		59,326		66,792

Diluted net income per share	$0.28		$0.29		$0.44		$0.50
Diluted weighted average shares outstanding	60,069		65,916		59,795		67,240

Selected Segment Information

Revenues:
Restaurants	$393,582		$392,604		$773,241		$771,288
Bakery	26,606		26,736		51,540		53,819
Intercompany bakery sales	(12,244)		(12,206)		(24,043)		(24,170)
	$407,944		$407,134		$800,738		$800,937

Income from operations:
Restaurants	$51,470		$46,510		$88,530		$88,575
Bakery	3,808		2,963		6,112		6,046
Corporate	(26,319)		(19,505)		(47,702)		(40,932)
	$28,959		$29,968		$46,940		$53,689

Selected Consolidated Balance Sheet Information

	June 30, 2009	December 30, 2008
Cash and cash equivalents	$95,582	$80,365
Investments and marketable securities	—	996
Total assets	1,099,327	1,142,630
Long-term debt	200,000	275,000
Total liabilities	610,578	690,064
Stockholders’ equity	488,749	452,566

Supplemental Information

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	June 30, 2009	July 1, 2008	June 30, 2009	July 1, 2008
Comparable restaurant sales percentage change	(3.2)%	(4.1)%	(3.3)%	(3.1)%
Restaurants opened during period	—	5	1	5
Restaurants open at period-end	160	157	160	157
Restaurant operating weeks	2,080	2,005	4,153	3,993

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present the second quarter and year-to-date fiscal 2009 changes to net income and diluted net income per share excluding the impact from three non-recurring items recorded in the second quarter of fiscal 2009, which are explained on the first page of this press release.

The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.  The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

	13 Weeks Ended		26 Weeks Ended
	June 30, 2009	July 1, 2008	June 30, 2009	July 1, 2008
	(unaudited; in thousands, except per share data)
Net income (GAAP)	$16,569	$19,101	$26,588	$33,430
Chairman and CEO employment agreement, after-tax (1)	1,530	—	1,530	—
Unwinding of interest rate collar, after-tax (2)	1,950	—	1,950	—
Realization of investment in variable life insurance contract (3)	(668)	—	(668)	—
Net income (non-GAAP)	$19,381	$19,101	$29,400	$33,430

Diluted net income per share (GAAP)	$0.28	$0.29	$0.44	$0.50
Chairman and CEO employment agreement, after-tax	0.02	—	0.02	—
Unwinding of interest rate collar, after-tax	0.03	—	0.03	—
Realization of investment in variable life insurance contract	(0.01)	—	(0.01)	—
Diluted net income per share (non-GAAP)	$0.32	$0.29	$0.48	$0.50

(1)          The pre-tax amount associated with this item is $2,550 and is recorded in general and administrative expenses.

(2)          The pre-tax amount associated with this item is $3,250 and is recorded in interest expense.

(3)          The item is non-taxable and is recorded in other (expense)/income, net.

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